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                                                                    EXHIBIT 99.1

PROXY                       AMERICAN BANCORPORATION
    SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AMERICAN BANCORPORATION
           FOR THE SPECIAL MEETING OF SHAREHOLDERS FEBRUARY 20, 2002


The undersigned appoints Jack O. Cartner, Jolyon W. McCamic and John J. Malik, and each of them as proxies, each with power to appoint his or her substitute, and hereby authorizes any of them to represent and to vote, all shares of the Common Stock, without par value, of American Bancorporation, which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held at the principal executive offices of American, 1025 Main Street, Suite 800, Wheeling, West Virginia 26003, on Wednesday, February 20, 2002, and at all adjournments thereof, as fully as the undersigned could if personally present. The Board of Directors recommends a vote FOR the proposal set forth below.



THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING. IF NO CHOICE IS INDICATED FOR ITEM 1, SUCH SHARES WILL BE VOTED IN FAVOR OF THE MERGER. IF A CHOICE IS MADE, SUCH SHARES WILL BE VOTED IN ACCORDANCE WITH THE CHOICE SO INDICATED.


1. The proposal to consider and vote upon the approval and adoption of the Agreement and Plan of Merger dated as of February 22, 2001, as amended by the First Amendment thereto dated November 5, 2001, among American, WesBanco, Inc., WesBanco Bank, Inc., and AB Corporation, a subsidiary of WesBanco, Inc., pursuant to which American will be merged with and into AB Corporation:
                                           [ ] FOR    [ ] AGAINST    [ ] ABSTAIN


  In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.



Please mark your vote [X]

   as in this example.
                                                    Signature(s)

                                                    Dated , 2002

                                                    Signature(s)

                                                    Dated , 2002


                                                    Please sign exactly as your
                                                    name appears on this Proxy
                                                    and return the completed
                                                    Proxy Card. When signing as
                                                    attorney, executor,
                                                    administrator, guardian or
                                                    corporate official, title
                                                    should be stated. If shares
                                                    are held jointly, each
                                                    holder should sign.

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  --------------------------------------------                     NO POSTAGE
--------------------------------------------                       NECESSARY
--------------------------------------------                       IF MAILED
                                                                     IN THE
                                                                 UNITED STATES
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                       BUSINESS REPLY MAIL
 FIRST CLASS MAIL          PERMIT NO. 1092          WHEELING, WV
 POSTAGE WILL BE PAID BY ADDRESSEE

 AMERICAN BANCORPORATION

 SUITE 800
 1025 MAIN STREET
 WHEELING WV  26003-9813

*2600398138*